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                                   AMENDMENT
                               NEOGEN CORPORATION
                             1997 STOCK OPTION PLAN


Subject to the approval of the stockholders of Neogen Corporation, the 1997 Stock Option Plan is hereby amended to increase from 400,000 to 1,400,000 the number of shares available for grant.

Approved by the Board of Directors at its meeting on July 20, 2000.